Exhibit 99.1

Private Securities Litigation Reform Act of 1995

Safe Harbor Compliance Statement for Forward-Looking Statements

This quarterly report contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 , as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “project,” “forecast,” “may,” “will,” “should,” “could,” “estimate,” “plan,” “outlook,” “goal,” “potential,” “continue,” “future,” and similar expressions. Forward-looking statements are based upon the current beliefs and expectations of our management are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Actual results may differ from those set forth in the forward-looking statements.

Important factors currently known to management that could cause actual results or events to differ materially from those expressed in or implied by forward-looking statements include, but are not limited to, the following: excess tractor and trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; strikes, work slow downs, or work stoppages at our facilities, or at customer, port, border crossing, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities, and surcharge collection and the volume and terms of diesel purchase commitments; increase in interest rates, fuel taxes, tolls, and license and registration fees; fluctuations in foreign currency exchange rates; increases in the prices paid for new revenue equipment; increases in interest rates or decreased availability of capital or other sources of financing for revenue equipment; decreases in the resale value of our used equipment and our increased exposure to losses upon disposition on the growing percentage of our tractor fleet not covered by manufacturer commitments; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; increases in insurance premiums and deductible amounts; elevated experience in the frequency or severity of claims relating to accident, cargo, workers' compensation, health, and other matters; fluctuations in claims expenses that result from high self-insured retention amounts and differences between estimates used in establishing and adjusting claims reserves and actual results over time; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers; our ability to identify acceptable acquisition candidates, consummate acquisitions, integrate acquired operations; and retain the customers and drivers of acquired companies; the timing of, and any rules relating to, the opening of the border to Mexican drivers; challenges associated with doing business internationally; our ability to retain key employees; the effects of actual or threatened military action or terrorist attacks or responses, including security measures that may impede shipping efficiency, especially at border crossings; and our ability to execute our strategic plan.

For a more detailed discussion of these factors, please refer to the “Factors that May Affect Future Results” section of Celadon’s Annual Report on 10-K for the fiscal year ended June 30, 2005, filed with the Securities Exchange Commission on August 26, 2005.

Forward-looking statements express expectations of future results or events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events, conditions and circumstances and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those expressed in or implied by forward looking statements. Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, Celadon undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in projections over time.